Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS TERMINATION OF MERGER

HOPKINSVILLE, Ky. (August 23, 2013) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (“Heritage”), today reported that Heritage and Sumner Bank & Trust of Gallatin, Tennessee (“Sumner”) have entered into a Mutual Termination Agreement to terminate their merger agreement, which was previously disclosed in the Company’s Current Report on Form 8-K filed on February 14, 2013. The mutual decision to terminate was due to Sumner’s failure to meet a certain performance requirement under the merger agreement. Each party will bear its own costs and expenses in connection with the terminated transaction, without penalties.

HopFed Bancorp and Heritage Bank USA, Inc.

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s corporate name was changed to “Heritage Bank USA, Inc.” and it converted to a Kentucky state chartered commercial bank regulated by the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation. Also on June 5, 2013, HopFed Bancorp, Inc. became a bank holding company regulated by the Board of Governors of the Federal Reserve System. HopFed Bancorp, Inc. is the holding company for Heritage, headquartered in Hopkinsville, Kentucky. Heritage has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgage loans that are originated for the secondary market in all communities in the Company’s general market area. Heritage offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp, Inc. and Heritage may be found on its website www.bankwithheritage.com.

Sumner Bank & Trust

Sumner Bank & Trust, a state chartered bank that opened in 2005, has full service banking centers in Gallatin and Hendersonville, Tennessee, and loan production offices in Franklin, Lebanon, and Jackson, Tennessee. At June 30, 2013, Sumner had total assets of $184.3 million, total deposits of $159.0 million and $110.0 million in loans outstanding. More information about Sumner may be found on its website www.sumnerbankandtrust.com.

Forward-Looking Information

This press release may contain forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. The words “believe,” “expect,” “seek,” and “intend” and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, projections of income or loss, expenditures, acquisitions, plans for future operations, financing needs or plans relating to services of the Company, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of revisions which may be made to forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.